Exhibit 10.2

PROLOGIS, INC.

PRIVATE CAPITAL PROMOTE PLAN

1. Purpose. The purposes of this Prologis, Inc. Private Capital Promote Plan (the “Plan”) is to align the compensation of certain executives and employees of Prologis, Inc. (the “Company”) and its subsidiaries with the performance of the Funds (as defined below), by linking a portion of their compensation to Incentive Fees (as defined below) generated by such Funds. Nothing in this Plan shall be construed as creating an express or implied contract of employment. This Plan is effective as of January 1, 2012 (the “Effective Date”).

2. Definitions. As used herein, the following terms shall have the respective meanings set forth below:

(a) “Award Letter” shall mean the individual letter provided by the Company to a Participant in connection with the Participant’s participation in the Plan that sets forth (i) the Funds with respect to which the Participant shall be granted Units, (ii) the number of Units granted to the Participant with respect to each applicable Fund, (iii) the applicable Plan Year(s) with respect to which the Participant will be eligible to receive a Bonus hereunder and (iv) any other applicable terms relating to such award of Units hereunder.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Bonus” shall mean an amount equal to (x) the number of Units with respect to the applicable Fund held by a Participant as of the applicable Bonus Determination Date, multiplied by (y) the Per-Unit Value of such Units as of such Bonus Determination Date, subject to the limitations described in Section 5(e), below.

(d) “Bonus Determination Date” shall mean the last day of each Plan Year.

(e) “Bonus Pool” with respect to each Fund shall mean an amount equal to 40 percent of Incentive Fees actually paid to Private Capital during the applicable Plan Year, determined and payable in accordance with Section 5 of the Plan. For purposes of clarity, a new Bonus Pool for each Fund shall be established with respect to each Plan Year, and amounts payable with respect to any Bonus Pool in one Plan Year shall not be added to the Bonus Pool established for subsequent Plan Years.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Compensation Committee of the Board.

(h) “First Plan Year” shall mean the Plan Year commencing on January 1, 2012 and ending on December 31, 2012.

(i) “Fund” shall mean the venture funds, real estate funds and joint ventures with respect to which Private Capital receives Incentive Fees. The Committee, in its sole discretion, shall determine the Funds with respect to which Participants may receive Units under the Plan.

(j) “Incentive Fees” with respect to a Fund shall mean all amounts paid or distributed to Private Capital in its capacity as investment manager, general partner or managing member of the Fund that are in excess of distributions payable to Private Capital in respect of its or its affiliates’ percentage interest (whether as general partner, limited partner or member) in the Fund’s capital; provided, however, that Incentive Fees shall not include (i) management fees, whether or not payable as a distribution by the Fund, payable to Private Capital that are based on a fixed percentage of a Fund’s capital, capital commitments, net asset value or similar amount (i.e., “management fees”), (ii) dividends, distributions and/or interest earned on investments in preferred stock or debt securities of the Funds, (iii) fees paid to Private Capital in its capacity as investment advisor to investment companies registered under the Investment Company Act of 1940, as amended and (iv) any other fees payable by a Fund to Private Capital of its affiliates in respect of services provided to the Fund.

(k) “Participant” shall mean an executive or employee of the Company or its subsidiaries selected by the Committee to be a Participant under the Plan.

(l) “Per-Unit Value” shall mean (a) the Bonus Pool with respect to any Fund as of the applicable Bonus Determination Date divided by (b) the aggregate number of Units allocable with respect to such Fund, as of the applicable Bonus Determination Date.

(m) “Plan Year” shall mean each calendar year during which the Plan is in effect, commencing on the first day of such calendar year and ending on the last day thereof.

(n) “Private Capital” shall mean the subsidiaries and affiliates of the Company that serve as investment manager, general partner or managing member of one or more of the Funds.

(o) “Senior Executive” shall mean a Participant who is designated as a Senior Executive by the Committee either (x) at the time a Bonus is paid under the Plan or (y) within his or her Award Letter.

(p) “Units” or “Units” shall mean an award of phantom Unit granted to a Participant with respect to a Fund pursuant to this Plan representing the right to receive the applicable Per-Unit Value pursuant and subject to the terms and conditions of the Plan. Units that are forfeited by Participants under the Plan may, in the Committee’s discretion, be reissued or reallocated to Participants or other employees of the Company and its subsidiaries that may become Participants under the Plan.

3. Administration. The Committee shall have the sole discretionary power and authority to interpret the provisions of this Plan and make all decisions and exercise all rights of the Company with respect to the Plan, including, without limitation, the sole discretion to (a) select Participants under the Plan, (b) determine the Funds subject to the Plan and the total number of Units that may be granted with respect to each such Fund, (c) determine the Funds and number of Units with respect to each applicable Fund subject to any award and the terms and conditions of each such award not inconsistent with the terms of the Plan, which terms and conditions may differ among individual awards and Participants, and to approve the form of Award Letters, (d) determine the amount of each Incentive Fee payment with respect to any

Fund and the amount of each Bonus Pool (or any portion thereof), (e) discontinue the Plan (either with respect to all Funds or certain selected Funds) prior to the commencement of any Plan Year, and (f) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any award of Units (including related Award Letters); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan. All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Participants.

4. Eligibility. The Committee, in its sole discretion, may from time to time select as Participants one or more officers or employees of the Company or its subsidiaries.

5. Determination of Bonus Pool; Payment of Bonuses.

(a) As soon as practicable following the end of each Plan Year (but in no event later than March 1 of the subsequent calendar year), the Company shall establish the Bonus Pool, if any, with respect to each Fund for such Plan Year.

(b) Bonuses hereunder for (i) all Participants with respect to the First Plan Year and (ii) following the First Plan Year, for Participants that are not Senior Executives as of the applicable payment date shall be paid to Participants in a lump-sum in cash between January 1 and March 15 of the calendar year following the Plan Year to which such Bonus relates, subject to the Participant’s continuous employment through such payment date.

(c) Unless otherwise provided by the Committee, bonuses hereunder for Participants that are Senior Executives as of the applicable payment date for Plan Years following the First Plan Year (i) shall be payable in shares of restricted common stock of the Company or restricted stock units, as determined in the Committee’s discretion, having an aggregate grant date fair value equal to 50 percent of the applicable Bonus, and the risk of forfeiture shall expire in equal installments on each of the first three anniversaries of the grant date, subject to the Senior Executive’s continuous employment with the Company or one of its subsidiaries through each such date, and (ii) the remainder of such Bonus shall be paid to Senior Executives in a lump-sum in cash in accordance with the payment schedule set forth in Section 5(b), above, subject, in each case, to the Participant’s continuous employment through such payment date. Any restricted stock or restricted stock unit grants made to Senior Executives pursuant to this section shall be granted under and subject to the terms and conditions of the applicable stock incentive plan of the Company and any award agreement(s) thereunder.

(d) Notwithstanding anything herein to the contrary, in no event shall any Participant receive aggregate Bonuses under the Plan with respect to any one Plan Year in excess of the Participant’s total compensation (which, for purposes of this section shall include base salary, bonus(es) and equity compensation (the value of which shall be determined based on the grant date fair value of any such award computed in accordance with FASB ASC Topic 718 or any successor provision), but shall exclude (x) Bonuses paid under this Plan and (y) awards granted or paid to the Participant under the Company’s Outperformance Plan) from the Company and its subsidiaries and affiliates with respect to the two most recently completed full calendar years (or, if a Participant has not been employed by the Company or its subsidiary for two full years, the Participant’s total compensation for such shorter period multiplied by a fraction (i) the numerator of which is 730 and (ii) the denominator of which is the number of days the Participant has been employed by the Company or its subsidiary through the last date of the applicable Plan Year).

6. Termination of Employment. Unless otherwise expressly provided in a Participant’s Award Letter, upon a Participant’s termination of employment for any reason, the Participant shall forfeit all Units granted hereunder and any right to receive any Bonus with respect to such Units without payment of consideration therefor.

7. Nature of Units. The Units granted under this Plan shall be used solely as a device for the measurement and determination of certain amounts to be paid to each Participant as provided herein and such Units shall not constitute or be treated as property or as a trust fund of any kind or as stock options or other form of equity or security of the Company, Private Capital, any Fund or any other entity. A Participant shall have only those rights set forth in this Plan and the Participant’s Award Letter with respect to Units granted to such Participant and shall have no ownership rights in the Company, Private Capital, any Fund or any other entity by virtue of having been granted Units. Any benefits which become payable hereunder shall be paid from the general assets of the Company.

8. Section 409A. The provisions regarding all payments to be made hereunder shall be interpreted in such a manner that all such payments either comply with Section 409A of the Code or are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code. To the extent that any amounts payable hereunder are determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, such amounts shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A of the Code and the payment of any such amounts may not be accelerated or delayed except to the extent permitted by Section 409A of the Code. The Company makes no representation or warranty and shall have no liability to any Participant or any other person if any payments under any provisions of this Plan are determined to constitute deferred compensation under Section 409A of the Code that are subject to the 20 percent additional tax under Section 409A of the Code.

9. Amendment or Termination of Plan. Except as otherwise provided herein (including, without limitation, the Committee’s ability to discontinue the Plan or any Fund’s inclusion in the Plan with respect to any Plan Year), the Committee may amend or terminate this Plan at any time or from time to time; provided, however, that, no such amendment shall in any material adverse way affect the rights of a Participant with respect to any Units prior to the date of amendment or termination without the written consent of such affected Participant.

10. Limitation of Liability. Subject to its obligation to make payments as provided for hereunder, neither the Company, nor any person acting on its behalf shall be liable for any act performed or the failure to perform any act with respect to this Plan, except in the event that there has been a judicial determination of willful misconduct on the part of the Company or such person. The Company is not under any obligation to fund any of the payments required to be made hereunder in advance of their actual payment or to establish any reserves with respect to this Plan.

11. Miscellaneous.

(a) No Contract for Continuing Services. This Plan shall not be construed as creating any contract for continued services between the Company, any Private Capital entity or any of their subsidiaries or affiliates and any Participant and nothing herein contained shall give any Participant the right to be retained as an employee of the Company, and Private Capital entity or any of their subsidiaries or affiliates.

(b) No Transfers. A Participant’s rights in an interest under the Plan or with respect to any Unit may not be sold, assigned or otherwise transferred.

(c) Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or separate fund. Likewise, the Plan shall not establish any fiduciary relationship between the Company or any of its subsidiaries or affiliates and any Participant. To the extent that any Participant holds any rights by virtue of an award under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or any of its subsidiaries.

(d) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the state of California, without regard to principles of conflict of laws of such state.

(e) Tax Withholding. The Company shall have the right to deduct from all payments hereunder any taxes required by law to be withheld with respect to such payments.

(f) Effect on Other Plans. Nothing in this Plan shall be construed to limit the rights of Participants under the Company’s benefit plans, programs or policies.

(g) Benefits and Burdens. This Plan shall inure to the benefit of and be binding upon the Company and the Participants, their respective successors, executors, administrators, heirs and permitted assigns.

(h) Enforceability. If any portion or provision of this Plan shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Plan, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.

(i) Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Plan, or the waiver by any party of any breach of this Plan, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

(j) Notices. Any notices, requests, demands, and other communications provided for by this Plan shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to a Participant at the last address the Participant has filed in writing with the Company, or to the Company at their main office, attention of the Committee.